UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 9, 2007, iMergent, Inc. (the “Company”) received by facsimile transmission a letter together with a notice of hearing from the office of the Attorney General for the State of North Carolina indicating that the state of North Carolina had filed a complaint, motion for temporary restraining order, and motion for preliminary injunction against the Company.  The action was entitled STATE OF NORTH CAROLINA ex rel. ROY COOPER, Attorney General, Plaintiff, v IMERGENT, INC. and STORESONLINE, INC., Defendants, and filed in the Wake County Superior Court.  The complaint seeks to compel the Company to register as a business opportunity seller under North Carolina law, and further alleges unfair and deceptive trade practices.

The actual motion was served on the Registered Agent for the Company on May 10, 2007. The State of North Carolina set a hearing for May 11, 2007. The Company could not timely provide witnesses and evidence to support its position that there is no merit whatsoever in the claims raised by the State of North Carolina. Consequently, solely due to the lack of notice of the hearing, the Company canceled its workshops in North Carolina which were scheduled for May 11, 2007 and May 12, 2007.

Furthermore on May 15, 2007, the Company agreed to an “ Amended Preliminary Consent Order.”  The Amended Preliminary Consent Order provides that the Company will not sell or market any products or services in North Carolina until the matter is adjudicated by the trial court.   The Company also agreed to issue refunds to North Carolina purchasers seeking such refund while the action is pending in the trial court.  The Company does not believe that refunds to North Carolina purchasers pursuant to the Amended Preliminary Consent Order will be significant.

The action filed by the Attorney General for the State of North Carolina listed four complaints by “purchasers” in the petition. One of the complaints is from an employee of North Carolina’s Consumer Protection Division who attended two seminar events but did not purchase the Company’s software. One of the other complaints was from a customer who had been offered a full refund prior to the action filed by the State of North Carolina. The two other customer complaints remain pending.

The Company intends to remove the action to the North Carolina Business Court which is a division of the North Carolina Superior Court that specifically addresses laws governing corporations and business related issues.  The Company also intends to defend the action aggressively and to file a motion for final disposition.  The Company will provide information to the State of North Carolina to support the Company’s position that the business practices of the Company comply with all laws and regulations.  The Company will also provide information which supports that the Company does not, in fact, sell a business opportunity and is not in violation of the North Carolina statutes.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s future financial performance could differ significantly from the expectations of management and from results expressed or implied including but not limited to the expectations of the Company that total  refunds issued to North Carolina purchasers will be insignificant,  the belief of the Company that iMergent is in compliance with all laws in North Carolina, the belief of the Company that iMergent does not sell a business opportunity under North Carolina law and that the Company is not otherwise in compliance with all laws and regulations in North Carolina.  For further information on other risk factors, please refer to the “Risk Factors” contained in iMergent’s Form 10-K for the year ended June 30, 2006 and its Forms 10-Q for the quarterly periods ended September 30, 2006,  December 31, 2006 and March 31, 2007. The information in Item 8.01 of this report is being furnished, not filed, pursuant to Form 8-K. Accordingly, the information in this Item will not be incorporated by reference into any registration statement filed by iMergent under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: May 17, 2007